UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2012

USA Mobility, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia		22151
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 611-8488

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2012, USA Mobility, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2012. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On July 30, 2012, our Board of Directors declared a regular quarterly dividend of $0.125 per share of common stock. The dividend will be paid on September 7, 2012 to stockholders of record on August 17, 2012. Also on July 30, 2012, our Board of Directors authorized renewal of our previously suspended stock repurchase program. The Board of Directors approved a fifth supplement to our share repurchase program effective August 1, 2012 through December 31, 2013 and reset the repurchase authority to $25.0 million as of August 1, 2012. Since the program’s inception, we have repurchased a total of 5,556,331 shares of our common stock under this program for approximately $51.7 million (excluding commissions).

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired:

Not applicable.

(b) Pro forma financial information:

Not applicable.

(d) Exhibits:

Exhibit 99.1

Description of Exhibit – USA Mobility, Inc. Press Release dated July 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.

July 30, 2012	By:	/s/ Shawn E. Endsley
Name: Shawn E. Endsley
Title: Chief Financial Officer

Exhibits Index

Exhibit No.	Description

99.1	USA Mobility, Inc. Press Release dated July 30, 2012